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                       [KPMG PEAT MARWICK LLP LETTERHEAD]



May 6, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentleman:

We were previously principal accountants for Reeves Telecom Limited Partnership (the Company) and, under the date of February 9, 1996, we reported on the financial statements of the Company as of December 31, 1995 and September 30, 1994 and for the years ended December 31, 1995, September 30, 1994 and September 30, 1993, and as of December 31, 1994 and for the three months then ended. On February 11, 1997, our appointment as principal accountants was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated February 4, 1997, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's reason for changing accountants.

Very truly yours,


/s/ KPMG Peat Marwick LLP